UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 9, 2015

CHAMBERS STREET PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-35933 (Commission File Number)	56-2466617 (IRS Employer Identification Number)

47 Hulfish Street, Suite 210 Princeton, NJ (Address of principal executive offices)	08542 (Zip Code)

609-683-4900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Board of Trustees (the "Board") of Chambers Street Properties (the "Company") has conducted a review of its compensation program for its independent trustees.  Based on advice from its independent outside compensation consulting firm and a review of the compensation programs of members of its peer group, the Company modified its program effective for 2015 and thereafter in order to further align the independent trustees’ interests with those of the Company’s shareholders.  In particular, the Board decreased the independent trustees' annual cash retainers and increased the amount payable in the form of equity grants relative to the amount of cash compensation.  In addition, the Board has decided that equity grants to independent trustees will be subject to a mandatory deferral program in the form of restricted share units (the "RSUs") issued under the Company’s 2013 Equity Incentive Plan (the "2013 Plan").  Pursuant to the mandatory deferral program, each RSU entitles a holder to receive one common share of beneficial interest of the Company, $0.01 par value ("Common Share"), upon the earlier of (i) the sixth month anniversary of the holder's separation of service from the Company, and (ii) a change in control of the Company. Each RSU also entitles a holder to receive an amount equal to the dividends paid on one Common Share. The RSUs will increase share ownership by independent trustees during their service on the Board, which further aligns independent trustees' interests with the interests of the Company's shareholders.
The following table is a comparison of independent trustee compensation for 2014 service and 2015 service:

	Compensation for 2014 Service	Compensation for 2015 Service

Annual Cash Retainer	$100,000 $300,000 (non-executive Chairman of Board)	$50,000 $125,000 (non-executive Chairman of Board)
Annual Equity Grant(1)	5,000 RSUs 20,000 RSUs (non-executive Chairman of Board)	$90,000 in RSUs (including non-executive Chairman of Board)
Board Meeting Fees	$2,000 per special meeting attended(2)	$0 for the first six meetings of the Board during a calendar year and $500 per meeting attended thereafter
Annual Audit Committee Fees	$10,000 $20,000 (Chair)	$10,000 $20,000 (Chair)
Annual Compensation Committee Fees	$5,000 $15,000 (Chair)	$5,000 $15,000 (Chair)
Annual Nominating and Corporate Governance Committee Fees	$5,000 $15,000 (Chair)	$5,000 $15,000 (Chair)
Committee Meeting Fees	$2,000 per meeting attended(2)	$2,000 per meeting attended
Reimbursement of Expenses	Reasonable out-of-pocket expenses incurred in connection with trustee service	Reasonable out-of-pocket expenses incurred in connection with trustee service
__________

(1)
Annual equity grants for 2014 service were made on January 9, 2015. Annual equity grants for 2015 service will be made on January 5, 2016. In the event that any independent trustee does not serve the entire 2015 calendar year, such trustee’s equity award for 2015 service will be issued on a pro-rata basis.

(2)	The non-executive Chairman of the Board did not receive compensation for meeting attendance in 2014.
The foregoing does not purport to be a complete description of the terms of an RSU, and is qualified in its entirety by reference to the 2013 Plan and the form of RSU Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, each of which is herein incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Share Unit Award Agreement under the 2013 Equity Incentive Plan.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chambers Street Properties

January 9, 2015	By:	/s/ MARTIN A. REID
Name: Martin A. Reid
Title: Chief Financial Officer